UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2007

SMART BALANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51506	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6106 Sunrise Ranch Drive Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 682-1982

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See Items 2.03 and 3.02, which are incorporated herein by reference.

Item 2.01	Completion of Acquisition

Completion of the GFA Merger

On May 21, 2007 (the “Closing Date”), Boulder Specialty Brands, Inc. (“Boulder”), now known as Smart Balance, Inc., completed a merger pursuant to an Agreement and Plan of Merger dated September 25, 2006, as amended by a letter agreement dated as of February 15, 2007 (the “Merger Agreement”), between Boulder, GFA Holdings, Inc., (“GFA Holdings”) and the sole stockholder of GFA Brands, Inc. (“GFA Brands”) (GFA Holdings, together with GFA Brands, “GFA”). Pursuant to the Merger Agreement, a wholly-owned Delaware subsidiary of Boulder merged with and into GFA, and GFA became a wholly-owned subsidiary of Boulder.

Immediately following the merger, Boulder changed its name from Boulder Specialty Brands, Inc. to Smart Balance, Inc. GFA is headquartered in Cresskill, New Jersey and is believed to be one of the largest, focused marketers of functional food products in the U.S. (under the trade names Smart Balance® and Earth Balance®).

As consideration for the merger, Boulder paid GFA an aggregate of $491 million in cash (which included post-closing bonus payments net of tax benefits). The cash consideration for the merger was funded with cash held in Boulder’s trust account established in connection with its initial public offering as well as the net proceeds of the private placement and the secured debt financing described below, both of which closed on the Closing Date. None of Boulder’s stockholders who owned shares of Boulder common stock issued in its initial public offering exercised their right to vote against the GFA merger at the special meeting and convert their shares into a pro rata portion of the trust account.

The Merger Agreement was previously filed as an exhibit to our current report on Form 8-K filed on September 27, 2006. The letter agreement amending the Merger Agreement was previously filed as an exhibit to our current report on Form 8-K filed on February 16, 2007.

Prior to the merger, Boulder was a blank check company with no operations, formed as a vehicle for an acquisition of an operating business in the consumer food and beverage industry. The following information is provided about us, our business and securities, reflecting the consummation of the GFA merger (the post-merger company on a consolidated basis, combining “GFA” and “Boulder,” is referred to as the “Company”).

Business

The business of the Company is described in our Definitive Proxy Statement, filed with the Securities and Exchange Commission (“SEC”) on April 27, 2007 (the “Definitive Proxy Statement”), in the section entitled “Information About GFA” beginning on page 76.

As of May 22, 2007, the Company had sixteen full time and three part time employees.

Risk Factors

The risks associated with the Company’s business are described in the Definitive Proxy Statement sections entitled “Risks Associated with GFA’s Business” and “Risks Relating to the Food and Beverage Industry,” beginning on page 14.

The risks associated with the private placement and secured debt financing are described in the Definitive Proxy Statement sections entitled “Risks Related to the Simultaneous Private Placement” and “Risks Relating to the Simultaneous Secured Debt Financing,” beginning on pages 24 and 26, respectively.

Risks Relating to Our Acquisition of GFA

If third parties bring claims against us or if GFA has breached any of its representations, warranties or covenants set forth in the merger agreement, we will not be indemnified for any losses arising therefrom.

The Merger Agreement for our acquisition of GFA provides that the GFA former stockholders have no obligation to indemnify us for losses arising from a breach of the representations or warranties by GFA set forth in the merger agreement other than claims for fraud, and all representations and warranties of GFA expired at closing.

If the merger’s benefits do not meet the expectations of financial or industry analysts, the market price of our common stock may decline.

The market price of our common stock may decline as a result of the merger if:

•	We do not achieve the perceived benefits of the merger as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the merger on our financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price and we may not be able to raise future capital, if necessary, in the equity markets.

Selected Financial Data

Prior to the completion of the merger, we were a blank check company with no operations. Therefore, because GFA is now our operating subsidiary, we have presented GFA’s selected historical financial information as that of the Company.

The selected financial data of GFA as of and for the years ended December 31, 2006 and December 31, 2005 and for the period from February 5, 2004 to December 31, 2004 is set forth in the Definitive Proxy Statement, on page 11.

The following selected financial information was derived from GFA’s unaudited consolidated financial statements for the three month periods ended March 31, 2006 and 2007.

The information is only a summary and should be read in conjunction with the historical consolidated financial statements and related notes contained in Exhibit 99.1 of this Form 8-K. The historical results included below are not indicative of the Company’s future performance.

(in thousands)

	Three Month Period Ended March 31,
	2007	2006
Consolidated Statement of Operations data:
Net revenue	$45,902	$38,098
Gross profit	25,255	21,786
Operating income	6,863	5,185
Selected Balance Sheet data (end of period):
Total assets	$120,141	$113,763
Long-term debt, current portion	—	4,345
Long-term debt, noncurrent portion	—	11,380
Deferred tax liability, noncurrent	7,421	5,587

Management’s Discussion and Analysis

Prior to the completion of the merger, we were a blank check company with no operations. Therefore, because GFA is now our operating subsidiary, we have presented GFA’s management’s discussion and analysis as that of the Company.

GFA’s management’s discussion and analysis of results of operations and financial condition comparing the years ended December 31, 2006, 2005 and 2004 is set forth in the Definitive Proxy Statement, on pages 85 through 96.

The following is a discussion of GFA’s results of operations and financial condition comparing the three months ended March 31, 2007 to the three months ended March 31, 2006. You should read this section together with GFA’s consolidated financial statements including the notes to those financial statements for the periods mentioned above, which are set forth in Exhibit 99.1 of this Form 8-K.

Results of Operations

Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

Net Revenue. Net revenue for GFA is comprised mainly of revenue from product brands. In addition, GFA licenses use of some of its patents and derives royalty income. For the three months ended March 31, 2007 net revenue increased 20.5% to $45.9 million, from $38.1 million for the three months ended March 31, 2006. For each of the three months ended March 31, 2007 and 2006, royalty income amounted to approximately $245,000. The increase in net revenue was due to increased sales volume brought about by increased consumer demand for GFA’s core Smart Balance® Buttery Spread products and the introduction of new Smart Balance® products such as peanut butter, popcorn and cooking oil.

Cost of Goods Sold. GFA does not manufacture any of the products it currently sells. It negotiates the production of its products with contract manufacturers. Cost of goods sold includes the cost of the materials the contract manufacturer incurs on GFA’s behalf and a per unit fee the manufacturer charges GFA for production. For the three months ended March 31, 2007, cost of goods sold increased to $20.6 million, or 26.6%, compared to $16.3 million for the three months ended March 31, 2006 and as a percentage of revenues increased to 44.9% for the three months ended March 31, 2007, compared to 42.8% for the three months ended March 31, 2006. The increase was due to higher costs for soy, canola and palm oil, which are used in the production of GFA’s products.

Selling, General and Administrative. Selling, general and administrative expenses include costs for distribution, advertising, transportation, recruiting, training, human resources, marketing and depreciation. For the three months ended March 31, 2007, selling, general and administrative expenses increased 10.8% to $18.4 million from $16.6 million for the three months ended March 31, 2006. Selling, general and administrative expenses decreased as a percentage of revenue for the three months ended March 31, 2007 to 40.0% compared to 43.6% for the three months ended March 31, 2006.

Interest Expense. For the three months ended March 31, 2007, interest expense increased 160.8% to approximately $991,000 from approximately $380,000 in the comparable prior year period. The increase in the three months ended March 31, 2007 was due to an increase in the amortization of the deferred financing costs associated with the debt that was paid in full on February 28, 2007.

Interest, Dividend and Other Income. Interest, dividend and other income increased to approximately $274,000 for the three months ended March 31, 2007 from approximately $127,000 for the three months ended March 31, 2006. The increase was due to having greater amounts of cash available for investment combined with higher interest rates on investments.

Income Taxes. For the three months ended March 31, 2007, income tax expense increased to $2.5 million from $2.0 million for the three months ended March 31, 2006. This increase was primarily the result of higher taxable income.

Net Income. Net income for the three months ended March 31, 2007 was $3.6 million, up approximately $0.6 million from $3.0 million for the three months ended March 31, 2006. As described above, net income growth was driven by increased revenue, which was the result of increased sales volume. This revenue increase was partially offset by a higher percentage increase in cost of goods sold and an increase in selling, general and administrative costs.

Cash Flows

Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

Cash provided by operating activities totaled $5.6 million and $1.1 million for the three months ended March 31, 2007 and 2006, respectively. Net income for the three months ended March 31, 2007 was $3.6 million compared to $3.0 million for the three months ended March 31, 2006. The cash provided by operating activities for the three months ended March 31, 2007 was positively affected by an increase in accounts payable and accrued expenses of $1.8 million and offset by an increase in both accounts receivable of $0.4 million and inventory of $0.7 million. Cash flows provided by operating activities for the three months ended March 31, 2006 was reduced by a $2.5 million increase in accounts receivable for the period.

Cash used in investing activities totaled $0.5 million for the three months ended March 31, 2007, primarily attributable to the purchase of investments, compared to cash provided by investing activities of $2.0 million for the three months ended March 31, 2006, primarily from the sale of investments.

Cash used in financing activities of $4.7 million for the three months ended March 31, 2007 and $3.0 million for the three months ended March 31, 2006 resulted from paying principal on outstanding indebtedness.

Qualitative and Quantitative Disclosures About Market Risk

The Company’s qualitative and quantitative disclosures about market risk are described in the Definitive Proxy Statement on pages 96 and 105.

The Company is exposed to market risks from changes in interest rates charged on its secured debt financing. The impact on earnings is subject to change as a result of movements in market rates. A hypothetical increase in interest rates of 100 basis points would result in potential reduction of future pre-tax earnings of approximately $0.1 million per year for every $10.0 million outstanding under our first lien credit facility and approximately $0.1 million per year under our second lien credit facility. The Company’s ability to meet its debt service obligations will be dependent upon its future performance which, in turn, is subject to future economic conditions and to financial, business and other factors.

Properties

The Company’s properties are described in the Definitive Proxy Statement, on page 84 under the caption “Properties,” and our Annual Report on Form 10-K, filed with the SEC on March 16, 2007 (the “Form 10-K”), on page 15 under the caption “Facilities.”

Security Ownership of Certain Beneficial Owners and Management

The ownership of the Company’s securities by certain beneficial owners and management is set forth in the Definitive Proxy Statement, on pages 105 through 109.

Directors and Executive Officers

Information regarding the Company’s directors and executive officers is set forth in Item 10 of the amendment to our Annual Report on Form 10-K/A, filed with the SEC on April 30, 2007 (the “Form 10-K/A”), our current report on Form 8-K, filed with the SEC on May 10, 2007, and our current report on Form 8-K, filed with the SEC on May 22, 2007.

Executive Compensation

Information regarding the Company’s executive compensation is described in the Form 10-K/A under Item 11.

Our compensation committee has been working with a compensation consultant to recommend compensation programs for adoption after the merger. On May 17,2007 our board of directors conceptually approved the design elements of a company compensation plan recommended to us by the compensation consultant who has been working with our compensation committee and a subcommittee of the compensation committee. The principal design elements of the compensation consultant’s recommendations consist of a base salary, a performance based bonus plan, time vested and performance-based stock options, an elective deferred compensation program and salary protection in the event of a change in control.

In addition, on May 17, 2007, our board of directors approved the specific compensation recommendations of our compensation consultant relating to board compensation, which had previously been approved and recommended by a subcommittee of the compensation committee. Board compensation consists of an annual retainer of $20,000, per diem board meeting fees of $1,500, committee meeting fees of $1,000, a retainer of $5,000 for each committee chair ($10,000 for the audit committee chair), and a stock option grant of 90,000 shares for all directors not employed by the Company. Furthermore, a subcommittee of the compensation committee approved the stock grants described in Item 5.02 of this Form 8-K on May 17, 2007.

The compensation committee, a subcommittee of the compensation committee and our board of directors expect to meet on May 29,2007 to approve base salaries for executive officers of the Company and at future board meetings approve the other agreements and plans necessary to implement the design features of the conceptually approved compensation plan.

Certain Relationships and Related Transactions, and Director Independence

Information regarding related party transactions and director independence is described in the Form 10-K/A under Item 13.

Legal Proceedings

The Company’s legal proceedings are described in the Definitive Proxy Statement, on page 84, and the Form 10-K, on page 16.

Price Range of Securities and Dividends

The price range and dividends of the Company’s securities are set forth in the Definitive Proxy Statement, on pages 110 and 111.

The following table sets forth, for the current calendar quarter, the quarterly high and low sales prices of the Company’s common stock, public warrants and units as quoted on the OTC Bulletin Board under the symbols BDSB, BDSBW and BDSBU, respectively. The quotations listed below reflect inter-dealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

	OTC Bulletin Board
	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low
2007 Second Quarter (through May 22nd)	$10.80	$9.32	$4.80	$3.21	$15.80	$12.60

Recent Sales of Unregistered Securities

See Item 3.02, which is incorporated herein by reference, regarding our private placement.

Description of Securities

See the description of the Company’s securities set forth in the Definitive Proxy Statement, on page 112 under the caption “Description of Securities.”

Indemnification of Directors and Officers

A description of the indemnification provisions relating to the Company’s directors and officers is set forth in Part II of our registration statement on Form S-1, filed with the SEC on July 1, 2005, under Item 14.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Financial Information and Supplementary Data

See Item 9.01 of this Form 8-K, which is incorporated herein by reference.

Financial Statements and Exhibits

See Item 9.01 of this Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

In order to raise the remaining funds necessary to complete the GFA merger and obtain working capital for GFA’s business, we entered into a $180 million debt financing with Banc of America Securities LLC and Bank of America, N.A. on the Closing Date as follows: (1) a first lien facility consisting of a $120 million term loan and a $20 million revolver and (2) a second lien facility consisting of a $40 million term loan. The first lien facility is secured by a first lien on all of the Company’s assets and the second lien facility is secured by a second lien on all of the Company’s assets.

The term loan of the first lien facility will mature on the May 21, 2014 and the revolving loan under the first lien facility will mature on May 21, 2013. The term loan of the second lien facility will mature on November 18, 2014.

At the Company’s option, the interest rate on the first lien facility is LIBOR plus a margin of 3.25% per annum or the higher of (i) the Bank of America prime rate or (ii) the federal funds rate plus 0.50%, in either case plus a margin of 2.25% per annum. This rate is in effect for the first six months following closing. Thereafter, the interest rate on the revolver will be determined in accordance with a pricing grid based on the Company’s leverage ratio. At the Company’s option, the interest rate on the second lien facility is LIBOR plus a margin of 5.00% per annum during the first six months and 6.25% per annum thereafter or the higher of (i) the Bank of America prime rate or (ii) the federal funds rate plus 0.50%, in either case plus a margin of 5.00% per annum during the first six months and 6.25% per annum thereafter.

There are no prepayment penalties for optional prepayments of the first lien facility and the following penalties for optional prepayments of the second lien facility: 2.00% premium if prepaid the first year; 1.00% premium if prepaid the second year; and no prepayment penalty thereafter. Mandatory prepayments under both facilities include 50% of excess cash flow (as defined in the loan documentation) and 50% of all net cash proceeds from the issuance of additional equity interests by the Company, subject to limited exceptions. In addition, the term loan of the first lien facility is subject to quarterly amortization of principal with 1.00% of the initial aggregate advances under such loan payable in each of the first six years and the remainder of the initial aggregate advance payable in a balloon payment at maturity.

The first and second lien credit facilities can be accelerated upon the occurrence of certain events, including:

•	nonpayment of principal, interest, fees and other amounts;

•	failure to perform or observe covenants in the credit agreements within a specified period of time;

•	any representation or warranty proves to have been materially incorrect when made or confirmed;

•

cross-defaults to other indebtedness exceeding $5,000,000 and cross-defaults to the covenants in the Company’s restated certificate of incorporation for the benefit of the holders of the Series A convertible preferred stock;

•	bankruptcy and insolvency proceedings (with grace periods for insolvency proceedings);

•	monetary judgments entered in excess of $5,000,000 and certain non-monetary judgments that could have a Material Adverse Effect (as defined in the agreements);

•	ERISA events occurring under pension plans or failure to pay under ERISA in excess of $5,000,000;

•	actual or asserted invalidity or impairment of loan documentation or lien on collateral; and

•	any change of control.

The first lien credit facility contains the following key financial covenants:

•

a consolidated interest coverage ratio which requires the Company to maintain a ratio of consolidated EBITDA to consolidated cash interest charges of at least 1.75 to 1 increasing over the term of the facility to 3.00 to 1;

•

a leverage ratio for all Company debt which restricts the Company from allowing its total debt to be greater than 6.25 times its consolidated EBITDA stepping down to 2.25 to 1 over the term of the facility; and

•

a leverage ratio which restricts the Company from allowing its consolidated first lien credit facility indebtedness to be greater than 4.50 times its consolidated indebtedness stepping down to 1.25 to 1 over the term of the facility.

The second lien credit facility contains one financial covenant consisting of a leverage ratio for all debt which restricts the Company from allowing its total debt to be greater than 6.75 times its consolidated EBITDA stepping down to 2.75 to 1 over the term of the facility.

The other terms and conditions of the loan are consistent with credit facilities of this nature and consist of customary representations and warranties, affirmative and negative covenants including financial covenants, conditions precedent, events of default and indemnification provisions.

The First Lien Credit Agreement and Second Lien Credit Agreement, both of which are dated as of May 21, 2007, are filed as Exhibits 10.40 and 10.41, respectively, to this Form 8-K.

Item 3.02	Unregistered Sale of Equity Securities

Private Placement

In connection with the completion of the merger, we closed, on the Closing Date, a private placement transaction for common stock and convertible preferred stock together with investor warrants, pursuant to a Securities Purchase Agreement dated September 25, 2006, as amended by a letter agreement dated as of February 15, 2007 (the “Securities Purchase Agreement”) with 27 investors. The net proceeds received by us from the private placement were used to fund a portion of the GFA merger consideration.

A description of the private placement is set forth in the Definitive Proxy Statement, on pages 58 through 62, and is incorporated herein by reference.

A description of the securities issued in the private placement, including common stock, Series A convertible preferred stock and investor warrants, is included in the Definitive Proxy Statement, on pages 112 through 117, and is incorporated herein by reference.

The Securities Purchase Agreement was previously filed as an exhibit to our current report on Form 8-K filed on September 27, 2006. The letter agreement amending the Securities Purchase Agreement was previously filed as an exhibit to our current report of Form 8-K filed on February 16, 2007.

Registration Rights Agreement

In connection with the closing of the private placement, we entered into a Registration Rights Agreement, dated as of the Closing Date, with the private placement investors (the “Registration Rights Agreement”). The material terms of the Registration Rights Agreement are described in the Definitive Proxy Statement, on page 62 under the caption “Registration Rights,” and under Item 1.01 of our current report on Form 8-K, filed with the SEC on September 27, 2006. The section entitled “Registration Rights” in the Definitive Proxy Statement and Item 1.01 of our current report of Form 8-K filed with the SEC on September 27, 2006 are incorporated herein by reference.

A form of the Registration Rights Agreement was previously filed as exhibit to our current report on Form 8-K filed on September 27, 2006.

Pre-IPO Sale of Securities

A description of the sale of securities in connection with our organization is set forth in Item 15 of Part II of our registration statement on Form S-1, filed with the SEC on July 1, 2005, and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

Amendment to and the Restatement of the Certificate of Incorporation

On May 21, 2007, we amended and restated our certificate of incorporation. The amendment and restatement is described in Proposal 3 of the Definitive Proxy Statement, on pages 66 through 68, and is incorporated herein by reference. A description of the Series A convertible preferred stock designated by the restated certificate of incorporation is set forth in the Definitive Proxy Statement, on pages 113 through 116, and is incorporated herein by reference.

The amended and restated certificate of incorporation is filed as Exhibit 4.1 to this Form 8-K.

Issuance of Series A Convertible Preferred Stock

See Item 3.02 regarding the private placement, which is incorporated herein by reference.

A description of the Series A convertible preferred stock is set forth in the Definitive Proxy Statement, on pages 113 through 116, and is incorporated herein by reference.

Entry Into Debt Financing

See Item 2.03, regarding the debt financing, which is incorporated herein by reference.

The first and second lien credit facilities prohibit the declaration or payment, directly or indirectly, of dividends or other distributions with respect to the Company’s capital stock, except that the Company may (i) issue rights or options to acquire capital stock pursuant to employee stock purchase plans, director or employee option plans and other employee benefit plans, and (ii) accrue dividends on any of its capital stock; provided that such dividends are not paid in cash or otherwise (other than in shares of such capital stock).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 17, 2007, our stockholders approved the Smart Balance, Inc. Stock and Awards Plan. The stock plan became effective as of the closing of the merger. A description of the stock plan is set forth in the Definitive Proxy Statement, on pages 69 through 74, and is incorporated herein by reference.

On May 21, 2007, we granted stock options under the stock plan to officers, directors and key employees. The options have an exercise price of $9.85 per share, the last sales price on that date, and a term of 10 years. Generally, a portion of the options granted to an optionee will vest based on length of service with us, and the remainder will vest if the market price of our common stock exceeds specified levels. Some optionees, including non-employee directors, received time-vested options only. Awards of only time-vested options will vest 25% per year on each of the first four anniversary dates of grant. Awards of both time-vested and performance-vested options will vest (i) 12.5% per year on each of the first four anniversary dates of the grant; (ii) 25% if the market price of our common stock is at least $16.75 per share for 20 of 30 consecutive trading days; and (iii) 25% if the price is at least $20.25 per share for 20 of 30 consecutive trading days.

Stephen B. Hughes, our chairman and chief executive officer, and Robert S. Gluck, our vice chairman and chief financial officer, each received a grant of 1,500,000 options, 750,000 of which will vest based on length of service and 750,000 of which will vest based on our stock price.

William Hooper, our part-time employee and director, received a grant of 300,000 options, 150,000 of which will vest based on length of service and 150,000 of will which vest based on our stock price. Each of directors Robert Gillespie, Robert McCarthy, Gerald Laber and James Lewis received a grant of 90,000 options which will vest based on length of service.

The form of award agreement is filed as Exhibit 10.47 to this Form 8-K.

Item 5.06	Change in Shell Company Status

The material terms of the transaction pursuant to which our wholly-owned subsidiary merged with and into GFA and GFA became our wholly-owned subsidiary are described in Proposal 1 of the Definitive Proxy Statement, on pages 30 through 49, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements:

Smart Balance, Inc. (formerly known as: Boulder Specialty Brands, Inc): Financial Statements

Condensed Balance Sheet as of March 31, 2007 (unaudited)*
Condensed Statement of Operations for the three months ended March 31, 2007 and March 31, 2006 and from May 31, 2005 (inception) to March 31, 2007 (unaudited)*
Condensed Statement of Cash Flows for the three months ended March 31, 2007 and March 31, 2006 and from May 31, 2005 (inception) to March 31, 2007 (unaudited)*

Notes to Unaudited Financial Statements*

Report of Independent Registered Public Accounting Firm**
Consolidated Balance Sheets as of December 31, 2006 and December 31, 2005**

Consolidated Statements of Operations for the year ended December 31, 2006, for the period from May 31, 2005 (inception) to December 31, 2005, and for the period from May 31, 2005 (inception) to December 31, 2006**

Consolidated Statement of Changes in Stockholders’ Equity for the period from May 31, 2005 (inception) to December 31, 2006**

Consolidated Statements of Cash Flows for the year ended December 31, 2006, for the period from May 31, 2005 (inception) to December 31, 2005, and for the period from May 31, 2005 (inception) to December 31, 2006**

Notes to Consolidated Financial Statements**

Report of Independent Registered Public Accounting Firm**
Balance Sheet as of December 31, 2005**
Statements of Operations from May 31, 2005 (inception) to December 31, 2005**
Statement of Changes in Stockholders’ Equity from May 31, 2005 (inception) to December 31, 2005**
Statement of Cash Flows from May 31, 2005 (inception) to December 31, 2005**
Notes to Financial Statements**

GFA Holdings, Inc. and Subsidiary: Consolidated Financial Statements

Consolidated Balance Sheet as of March 31, 2007 (unaudited) and December 31, 2006***
Unaudited Consolidated Statement of Operations for the three months ended March 31, 2007 and March 31, 2006***
Unaudited Consolidated Statement of Cash Flows for the three months ended March 31, 2007 and March 31, 2006***
Notes to Unaudited Financial Statements***

Independent Auditor’s Report**
Consolidated Balance Sheets as of December 31, 2006, December 31, 2005 and December 31, 2004**
Consolidated Statements of Income for the years ended December 31, 2006 and December 31, 2005 and for the period February 5, 2004 (Inception) through December 31, 2004**
Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2006 and December 31, 2005 and for the period February 5, 2004 (Inception) through December 31, 2004**

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and December 31, 2005 and for the period February 5, 2004 (Inception) through December 31, 2004**

Notes to Consolidated Financial Statements**

GFA Brands, Inc. and Fitness Foods, Inc. (predecessors to GFA Holdings, Inc.): Combined Financial Report and Supplementary Information

Independent Auditor’s Report**
Combined Balance Sheet as of March 31, 2004**
Combined Statement of Income for the three month period ended March 31, 2004**
Combined Statement of Shareholders’ Equity for the three month period ended March 31, 2004**
Combined Statement of Cash Flows for the three month period ended March 31, 2004**
Notes to Combined Financial Statements**

Independent Auditor’s Report on Supplementary Information**
Combining Balance Sheet as of March 31, 2004**
Combining Statement of Income for the three month period ended March 31, 2004**
Combining Schedule of Revenue and Expenses for the three month period ended March 31, 2004**

*	Incorporated by reference to pages 1 through 12 of our quarterly report on Form 10-Q, filed with the SEC on May 10, 2007.

**	Incorporated by reference to pages FS-26 through FS-87 of the Definitive Proxy Statement.

***	Incorporated by reference to Exhibit 99.1 of this Form 8-K.

(b)	Pro Forma Financial Information.

Smart Balance, Inc.: Unaudited Pro Forma Financial Information

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007*
GFA Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007*
Pro Forma Condensed Consolidated Statement of Operations for the three month period ended March 31, 2007*
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006*
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements*

*	Incorporated by reference to Exhibit 99.2 of this Form 8-K.

(d)	Exhibits.

2.1.1	Agreement and Plan of Merger by and among Boulder Specialty Brands, Inc., BSB Acquisition Co., Inc., GFA Holdings, Inc., and Stockholders’ Representative dated as of September 25, 2006*

2.1.2	Letter Agreement dated as of February 15, 2007 between Boulder Specialty Brands, Inc., TSG4, L.P. (as shareholders’ representative), GFA Holdings, Inc., and BSB Acquisition Co., Inc. to amend the Merger Agreement***

4.1	Restated Certificate of Incorporation of Smart Balance, Inc.

4.2	Form of Investor Warrant*

10.1.1	Form of Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Stephen B. Hughes**

10.1.2	Form of Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and James E. Lewis**

10.2	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and William E. Hooper**

10.3	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Robert F. McCarthy**

10.4	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Michael R. O’Brien**

10.5	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Gerald J. Laber**

10.6	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and John T. Stofko**

10.7	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Caroline Elise Hughes Irrevocable Trust**

10.8	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and John Trevelyn Hughes Irrevocable Trust**

10.9	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Henry Thomas Hughes Irrevocable Trust**

10.10	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Stephen Feldhaus**

10.11	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Janis M. Lewis**

10.12	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Jeffrey R. Nieder**

10.13	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Peter Mazula**

10.14	Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Lee Anne Lewis**

10.15	Promissory Note, dated June 21, 2005, issued to Stephen B. Hughes**

10.16	Promissory Note, dated June 21, 2005, issued to James E. Lewis**

10.17	Letter Agreement among Boulder Specialty Brands, Inc., Hughes Consulting, Inc. and JELTEX Holdings, LLC**

10.18	Form of Registration Rights Agreement among Boulder Specialty Brands, Inc. and the Initial Stockholders**

10.19	Form of Founding Director Warrant Purchase Agreement among Boulder Specialty Brands, Inc., Messrs. Stephen B. Hughes and James E. Lewis, certain Directors of Boulder Specialty Brands, Inc. and a Senior Advisor**

10.20	Form of Indemnity Agreement between Boulder Specialty Brands, Inc. and each of its directors and executive officers**

10.21	Form of Stock Escrow Agreement among Boulder Specialty Brands, Inc., the Initial Stockholders, and Continental Stock Transfer & Trust Company**

10.22	Form of Investment Management Trust Agreement by and between Boulder Specialty Brands, Inc. and Continental Stock Transfer & Trust Company**

10.24	Form of Letter Agreement among Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Robert J. Gillespie**

10.26	Letter Agreement between Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Robyn L. Duda**

10.27	Letter Agreement between Boulder Specialty Brands, Inc., Roth Capital Partners, LLC and Earl E. Hoellen**

10.28	Form of Non-Compete Agreement between Boulder Specialty Brands, Inc. and each of its officers and directors**

10.29	Form of Letter Agreement between Boulder Specialty Brands, Inc., Citigroup Global Markets Inc. and Robert S. Gluck**

10.30	Form of Lockup Agreement among Citigroup Global Markets Inc. and the Initial Stockholders of Boulder Specialty Brands, Inc.**

10.31	Contractor Agreement between Boulder Specialty Brands, Inc. and Christopher Wolf dated February 6, 2006****

10.38	Promissory Note dated February 15, 2007 executed by Boulder Specialty Brands, Inc. in favor of Stephen B. Hughes***

10.39.1	Securities Purchase Agreement between Boulder Specialty Brands, Inc. and certain investors dated as of September 25, 2006*

10.39.2	Letter Agreement dated as of February 15, 2007 between Boulder Specialty Brands, Inc. and certain investors to amend the Purchase Agreement***

10.40	First Lien Credit Agreement dated as of May 21, 2007 among BSB Acquisition Co., Inc., as borrower, Boulder Specialty Brands, Inc., as holdings, Bank of America, N.A., as administrative agent, Swing Line Lender and L/C Issuer, and the other lender parties thereto and Bank of America Securities LLC, as sole lead arranger and book manager

10.41	Second Lien Credit Agreement dated as of May 21, 2007 among BSB Acquisition Co., Inc., as borrower, Boulder Specialty Brands, Inc., as holdings, Bank of America, N.A., as administrative agent, and the other lender parties thereto and Bank of America Securities LLC, as sole lead arranger and book manager

10.42	Form of Registration Rights Agreement between Boulder Specialty Brands, Inc. and certain investors*

10.43	Smart Balance, Inc. Stock and Awards Plan*****

10.44	Processing and Packaging Agreement dated as of January 7, 2003, by and between GFA Brands, Inc. and Creative Foods LLC

10.45	License Agreement dated as of June 18, 1996, by and between Brandeis University and GFA Brands, Inc.

10.46	Manufacturing Agreement for Margarine and Spreads dated March 2, 2007 by and between GFA Brands, Inc. and Ventura Foods, LLC

10.47	Form of Stock Option Award Agreement

21.1	Subsidiaries

99.1	GFA Holdings, Inc. and Subsidiary Unaudited Consolidated Financial Statements: Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006; Consolidated Statements of Income for the three months ended March 31, 2007 and 2006; Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006; and the Notes to the unaudited financial statements

99.2	Smart Balance, Inc. Unaudited Pro Forma Financial Information: Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007; Pro Forma Condensed Consolidated Statement of Operations for the three-month period ended March 31, 2007; and the Notes to the Unaudited Condensed Consolidated Financial Statements.

*	Incorporated by reference to our current report on Form 8-K, filed with the SEC on September 27, 2007.

**	Incorporated by reference to our registration statement on Form S-1 or amendments thereto (File No. 333-126364).

***	Incorporated by reference to our current report on Form 8-K, filed with the SEC on February 16, 2007.

****	Incorporated by reference to our current report on Form 8-K filed with the SEC on February 10, 2006.

*****	Incorporated by reference to our Definitive Proxy Statement filed with the SEC on April 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART BALANCE, INC. (registrant)

May 25, 2007	By:	/s/ Stephen B. Hughes
Stephen B. Hughes Chairman and CEO